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                                                                   EXHIBIT 23.12



The Directors
Aramex International Limited
Regional Office
PO Box 960913
Amman
Jordan



Dear Sirs



ARAMEX (UK) INTERNATIONAL COURIER LIMITED



Further to our letter dated 6 November 1996, we hereby consent to the use of our revised Auditors' Report for the three years to 31 December 1995, to be included in or made a part of the Registration Statement on Form F1 and related prospectus of Aramex International Limited.



Yours faithfully



MEHTA & TENGRA